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Exhbiti 23.01

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of IQ Biometrix, Inc., on Form S-4 of our report dated September 9, 2004 for IQ Biometrix, Inc. and our report dated September 11, 2004 for Wherify Wireless, Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

December 21, 2004

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INDEPENDENT AUDITORS' CONSENT